EXHIBIT 99.2

Medalist Diversified REIT, Inc. ANNOUNCES CORPORATE REPOSITIONING

RICHMOND, Va., February 17, 2026--Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the "Company" or "Medalist"), a Virginia-based corporation announced today that the Company’s Board of Directors has approved an updated strategic framework to continue the Company’s transition from an equity REIT to a business with increased capital allocation flexibility.

As part of this strategy, the Company intends to revoke its REIT tax election effective as of January 1, 2026 and transition to a standard C-corporation for its 2026 tax year and thereafter. The Company believes this change will eliminate the structural constraints required to qualify for REIT status, including mandatory distribution requirements and asset and income tests that may limit business activities. In connection with the revocation, the Company also expects to change its corporate name to Medalist Diversified, Inc., while retaining its NASDAQ listing and ticker symbol, MDRR.

Over the past two and a half years, the Company believes that it has substantially simplified its balance sheet and capital structure and has also repaid its corporate-level lines of credit. The Company currently has no indebtedness at the corporate level. All remaining debt is property-level financing with limited corporate guaranties that the Company is actively working to reduce or eliminate in the near future.

The Company expects to continue to reposition its portfolio by monetizing legacy real estate assets and retiring associated property-level debt. These actions are intended to convert stabilized assets into deployable capital to support strategic initiatives discussed below. The Company currently has more than $40 million of net asset value consisting of real estate assets and liquid investments, a significant portion of which is expected to be liquid or readily deployable.

Medalist intends to advance three parallel strategic workstreams during 2026. First, the Company plans to continue developing and expanding its Delaware Statutory Trust (“DST”) sponsorship platform, which generates fee income from the acquisition, management, and disposition of real estate assets for Section 1031 exchange investors. Second, the Company intends to implement a disciplined treasury strategy, deploying liquid assets into treasuries and investment-grade securities to generate income while preserving capital. Third, the Company will maintain balance sheet strength and public-company status to position itself to execute potential strategic acquisitions, should appropriate opportunities arise.

Frank Kavanaugh, Medalist’s President and CEO, said, “we are repositioning the Company with a cleaner, simpler structure with no corporate-level debt, warrants, or options. We believe that revoking our REIT tax status will reduce compliance expense and increase our flexibility to implement our 2026 strategy.  We have historically generated positive cash flow, we expect to continue to grow our DST platform, and we are actively looking for the right acquisition opportunity to complement our business. We also continue to evaluate repositioning opportunities in our real estate holdings. We believe this potential repositioning will help give us the flexibility to pursue value creation across multiple paths for our shareholders."

About Medalist

Medalist (NASDAQ: MDRR) is a Virginia-based corporation executing a strategic transition from a traditional equity REIT to a more flexible corporate structure intended to support capital allocation across multiple strategies focused on investment income and fee-based business activities.  Medalist’s  current activities include managing a portfolio of income-producing investments, operating a DST sponsorship platform that generates fee income in connection with Section 1031 exchange transactions, and selectively monetizing legacy real estate assets. The Company maintains a disciplined approach to capital deployment, liquidity management, and risk assessment while evaluating opportunities that align with its long-term strategic objectives. For more information, please visit the Company’s website at www.medalistreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “may,” “will,” “should” and “could” and include statements about the Company’s updated strategic framework and the related timing, anticipated name change, the impact of the Company’s revocation of its REIT tax election, future plans including debt retirement and changes to the Company’s investment strategy, and the impact, if any, of such actions on the Company and the trading price of the Company’s common stock. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, disruptions associated with changes to the Company’s strategy, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulations.

Contact

Brent Winn
Medalist Diversified REIT, Inc.
bwinn@medalistreit.com